EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

•
Realized second quarter 2018 GAAP ("reported") net sales of $1.2 billion, reported net income of $36 million compared to a net loss of $70 million last year and reported diluted earnings per share ("EPS") of $0.26 compared to losses per share of $0.49 last year

•	Delivered second quarter adjusted net income of $169 million compared to $175 million last year and adjusted diluted EPS of $1.22 consistent with $1.22 last year

•	Consumer-facing businesses achieved net sales of $978 million, comprising greater than 80% of consolidated net sales in the quarter

•
CHC Americas segment achieved second quarter net sales of $597 million; a decrease of 1.3%. Net sales were lower by 1.2% on a constant currency basis driven by a decline in the animal health business. Our market-leading OTC and infant nutrition businesses grew approximately 1% combined.

•	CHC International segment realized second quarter net sales of $381 million, an increase of 1.2% versus last year; net sales decreased 2.2% versus last year on an organic constant currency basis

•	CHC International segment reported second quarter operating margin of 1.5%; delivered adjusted operating margin of 15.2%

•	RX segment realized second quarter net sales of $209 million and reported operating margin of 27.3%, while delivering adjusted operating margin of 39.4%

•	Utilized balance sheet flexibility to repurchase approximately 2.0 million shares for approximately $157 million in the quarter

Guidance

•	Primarily due to revised net sales expectations for the RX segment, the Company now expects calendar year 2018 reported diluted EPS to be in the range of $2.11 to $2.31 and calendar year 2018 adjusted diluted EPS in the range of $4.75 to $4.95; see Guidance section below for details

Dublin, Ireland - August 9, 2018 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the second quarter ended June 30, 2018.

Additional first half of the year reported results: Reported CHC Americas net sales increased 0.9%. Reported operating margin in the CHC International segment was 2.6%. Reported operating margin in the RX segment was 28.1%.

Perrigo President and CEO, Uwe Roehrhoff commented, "For the first half of calendar year 2018, adjusted EPS performance met our operating goals, driven by the strength of our durable consumer businesses. During the same period, the RX business performed below our expectations and experienced weakness due primarily to a shortfall in new product launches coupled with challenging market dynamics, which is expected to carry forward into the second half of the year. This has resulted in changes to our 2018 operating plan, which are reflected in our updated guidance. I am extremely disappointed in this development and want to reinforce that my primary focus is to create value for shareholders."

Mr. Roehrhoff continued, "Our consumer businesses delivered durable results for the first half of the year. CHC Americas net sales grew approximately 1% on a constant currency basis, while our market-leading OTC and infant nutrition businesses grew approximately 2.5% combined, versus prior year. Adjusted operating margin in the CHC International segment improved to 16.1% for the first half of year, or a 190 basis point improvement compared to the prior year. First half net sales in the RX segment were lower than the prior year by 8% due to challenging market dynamics. Despite the delay in key new product launches in the RX segment, its adjusted operating margin for the first half of 2018 was approximately 40%. Finally, we utilized our strong balance sheet to repurchase approximately $265 million dollars of shares in the first half of 2018."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP measures to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/30/2018	7/1/2017	% change	% Change
Reported Net Sales	$1,186	$1,238	(4.2)%	(5.7)%
Reported Net Income (Loss)	$36	$(70)	152.1%
Reported Diluted Earnings (Loss) per Share	$0.26	$(0.49)	153.8%
Reported Diluted Shares	138.7	143.3	(3.2)%

Adjusted Net Income	$169	$175	(3.6)%
Adjusted Diluted Earnings per Share	$1.22	$1.22	—%
Adjusted Diluted Shares	N/A	143.6	NM

Reported net sales for the second quarter of calendar year 2018 were approximately $1.2 billion, which included new product sales of $42 million and the absence of sales from discontinued products of $17 million. Net sales decreased 4.0% compared to the prior year excluding the year-over-year effect of: 1) $7 million in net sales from the exited Russian and unprofitable distribution businesses in 2017 in the CHC International segment, 2) net sales from the divested Israel API business of $16 million and 3) favorable foreign currency movements of $19 million.

Reported net income was $36 million, or $0.26 per diluted share, versus net loss of $70 million, or $0.49 per diluted share, in the prior year. Excluding charges as outlined in Table I, second quarter 2018 adjusted net income was $169 million, or $1.22 per diluted share, versus adjusted net income of $175 million, or $1.22 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/30/2018	7/1/2017	% change	% Change
Reported Net Sales	$597	$605	(1.3)%	(1.2)%
Reported Gross Profit	$195	$204	(4.1)%
Reported Gross Margin	32.7%	33.7%	(100) bps
Reported Operating Income	$57	$104	(44.9%)
Reported Operating Margin	9.6%	17.2%	(760) bps

Adjusted Gross Profit	$206	$216	(4.6%)
Adjusted Gross Margin	34.5%	35.7%	(120) bps
Adjusted Operating Income	$122	$127	(4.1%)
Adjusted Operating Margin	20.4%	21.0%	(60) bps

Second quarter reported net sales decreased 1.2% on a constant currency basis due primarily to lower net sales in the animal health business compared to the prior year. Strong net sales in the cough/cold/allergy/sinus category and infant formula business, coupled with new product sales of $15 million, were partially offset by lower net sales in the smoking cessation category and discontinued products of $4 million.

CHC Americas second quarter reported gross profit margin was 32.7%. Adjusted gross profit margin was 34.5%, 120 basis points lower than the prior year due primarily to lower net sales the animal health business and higher input costs.

Reported second quarter operating margin was 9.6%. Second quarter adjusted operating margin was 20.4%, 60 basis points lower than the prior year as gross margin flow through was offset by proactive cost management efforts.

Consumer Healthcare International Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/30/2018	7/1/2017	% change	% Change
Reported Net Sales	$381	$377	1.2%	(4.1)%
Reported Gross Profit	$181	$174	4.1%
Reported Gross Margin	47.5%	46.2%	130 bps
Reported Operating Income	$6	$4	41.8%
Reported Operating Margin	1.5%	1.0%	50 bps

Adjusted Gross Profit	$203	$195	4.3%
Adjusted Gross Margin	53.3%	51.7%	160 bps
Adjusted Operating Income	$58	$55	5.3%
Adjusted Operating Margin	15.2%	14.6%	60 bps

Reported net sales increased 1.2% compared to the second quarter of 2017. Excluding $7 million in net sales from the exited Russian and unprofitable distribution businesses in 2017, and favorable foreign currency movements of $20 million, net sales decreased 2.2% due primarily to lower sales in the anti-parasite, lifestyle and analgesics categories in addition to discontinued products of $8 million. Partially offsetting these effects were new product sales of $19 million and higher net sales in the diagnostics business.

Second quarter reported gross margin was 47.5%. Adjusted gross margin increased 160 basis points over the previous year to 53.3%, driven by improved product mix, new product launches and the continued benefit of insourcing initiatives.

Reported operating margin was 1.5%. Adjusted operating margin expanded 60 basis points to 15.2% due to higher gross margin contribution, partially offset by higher growth investments in the quarter compared to the prior year.

Prescription Pharmaceuticals Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/30/2018	7/1/2017	% change	% Change
Reported Net Sales	$209	$240	(13.2)%	(13.2)%
Reported Gross Profit	$95	$119	(20.6)%
Reported Gross Margin	45.3%	49.6%	(430) bps
Reported Operating Income	$57	$69	(17.9)%
Reported Operating Margin	27.3%	28.8%	(150) bps

Adjusted Gross Profit	$115	$141	(18.8)%
Adjusted Gross Margin	55.1%	58.8%	(370) bps
Adjusted Operating Income	$82	$112	(26.5)%
Adjusted Operating Margin	39.4%	46.5%	(710) bps

Reported net sales in the second quarter were $209 million compared to $240 million last year. New product sales of $8 million were more than offset by lower net sales of existing products of $35 million, due primarily to price erosion. Discontinued products were $5 million.

Reported gross margin was 45.3%. Adjusted gross margin was 55.1%, 370 basis points lower than the same quarter last year, due to strong product mix in 2017.

Reported operating margin was 27.3%. Adjusted operating margin was 39.4% compared to 46.5% in the prior year, due primarily to gross margin flow through and higher R&D investments as a percentage of net sales.

Guidance

The Company now expects calendar year 2018 reported operating income to be in the range of $548 million to $578 million, reported effective tax rate to be approximately 25.0%, and reported diluted EPS to be in the range of $2.11 to $2.31.

Primarily due to revised expectations for the RX segment and unfavorable foreign currency translation of $65 million, the Company now expects calendar year 2018 net sales to be in the range of $4.8 billion to $4.9 billion. The Company further expects adjusted operating income in the range of $960 million to $990 million, an adjusted effective tax rate of approximately 20.0% and an adjusted diluted EPS range of $4.75 to $4.95.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT (5:30 a.m. PDT), August 9, 2018.
The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-870-4263, International 412-317-0790, and reference ID #2297446. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EDT) Thursday, August 9, until midnight August 24, 2018. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10122783.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo believes it is one of the world's largest manufacturers of OTC healthcare products and suppliers of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe, as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "forecast," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressure from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. In addition, the Company may identify new, or be unable to remediate previously identified, material weaknesses in its internal control over financial reporting. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company's restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2017, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution and Russian businesses, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, adjusted weighted shares outstanding, guidance for adjusted EPS, adjusted effective tax rate and adjusted operating income within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted EPS and adjusted diluted shares are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the API business, the European distribution and Russian businesses in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$1,186.4	$1,237.9	$2,403.4	$2,431.9
Cost of sales	715.4	733.3	1,439.7	1,463.0
Gross profit	471.0	504.6	963.7	968.9

Operating expenses
Distribution	23.8	21.6	48.5	42.7
Research and development	91.9	42.6	130.3	82.3
Selling	155.2	155.6	316.5	310.6
Administration	96.8	98.2	204.5	203.6
Impairment charges	1.7	27.4	1.7	39.6
Restructuring	3.7	12.1	5.2	50.8
Other operating expense (income)	3.2	(1.7)	6.1	(38.0)
Total operating expenses	376.3	355.8	712.8	691.6

Operating income	94.7	148.8	250.9	277.3

Change in financial assets	(0.6)	38.7	9.0	21.6
Interest expense, net	32.1	45.1	63.5	98.4
Other expense, net	7.9	6.1	12.1	2.5
Loss on extinguishment of debt	—	135.2	0.5	135.2
Income (loss) before income taxes	55.3	(76.3)	165.8	19.6
Income tax expense (benefit)	19.1	(6.7)	48.8	17.6
Net income (loss)	$36.2	$(69.6)	$117.0	$2.0

Earnings (loss) per share
Basic	$0.26	$(0.49)	$0.84	$0.01
Diluted	$0.26	$(0.49)	$0.84	$0.01

Weighted-average shares outstanding
Basic	138.1	143.3	139.5	143.3
Diluted	138.7	143.3	140.0	143.6

Dividends declared per share	$0.19	$0.16	$0.380	$0.32

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$526.5	$678.7
Accounts receivable, net of allowance for doubtful accounts of $6.5 and $6.2, respectively	1,129.8	1,130.8
Inventories	883.8	806.9
Prepaid expenses and other current assets	238.4	203.2
Total current assets	2,778.5	2,819.6
Property, plant and equipment, net	811.9	833.1
Goodwill and other indefinite-lived intangible assets	4,227.1	4,265.7
Other intangible assets, net	3,066.0	3,290.5
Non-current deferred income taxes	1.0	10.4
Other non-current assets	341.1	409.5
Total non-current assets	8,447.1	8,809.2
Total assets	$11,225.6	$11,628.8
Liabilities and Shareholders’ Equity
Accounts payable	$533.4	$450.2
Payroll and related taxes	103.9	148.8
Accrued customer programs	451.9	419.7
Accrued liabilities	192.8	230.8
Accrued income taxes	57.9	116.1
Current indebtedness	197.7	70.4
Total current liabilities	1,537.6	1,436.0
Long-term debt, less current portion	3,085.3	3,270.8
Non-current deferred income taxes	290.8	321.9
Other non-current liabilities	414.6	429.5
Total non-current liabilities	3,790.7	4,022.2
Total liabilities	5,328.3	5,458.2
Commitments and contingencies - Refer to Note 13
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,594.3	7,892.9
Accumulated other comprehensive income	155.0	253.1
Retained earnings (accumulated deficit)	(1,852.2)	(1,975.5)
Total controlling interest	5,897.1	6,170.5
Noncontrolling interest	0.2	0.1
Total shareholders’ equity	5,897.3	6,170.6
Total liabilities and shareholders' equity	$11,225.6	$11,628.8

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	137.6	140.8

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash Flows From (For) Operating Activities
Net income	$117.0	$2.0
Adjustments to derive cash flows
Depreciation and amortization	217.8	220.8
Share-based compensation	22.3	14.8
Impairment charges	1.7	39.6
Change in financial assets	9.0	21.6
Loss on extinguishment of debt	0.5	135.2
Restructuring charges	5.2	50.8
Deferred income taxes	(14.2)	(8.1)
Amortization of debt premium	(3.7)	(11.8)
Other non-cash adjustments, net	5.1	(20.6)
Subtotal	360.7	444.3
Increase (decrease) in cash due to:
Accounts receivable	(24.3)	51.8
Inventories	(99.3)	(4.6)
Accounts payable	89.2	(6.0)
Payroll and related taxes	(48.4)	(37.9)
Accrued customer programs	33.9	(13.8)
Accrued liabilities	(30.4)	(49.4)
Accrued income taxes	(20.8)	(85.8)
Other, net	(5.9)	(13.3)
Subtotal	(106.0)	(159.0)
Net cash from operating activities	254.7	285.3
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	10.3	85.7
Purchase of investment securities	(7.5)	—
Proceeds from sale of securities	—	—
Additions to property, plant and equipment	(33.3)	(37.2)
Net proceeds from sale of business and other assets	1.3	37.2
Proceeds from sale of the Tysabri® financial asset	—	2,200.0
Other investing, net	—	(3.7)
Net cash from (for) investing activities	(29.2)	2,282.0
Cash Flows From (For) Financing Activities
Issuances of long-term debt	431.0	—
Payments on long-term debt	(457.3)	(2,229.1)
Borrowings (repayments) of revolving credit agreements and other financing, net	(8.2)	—
Deferred financing fees	(2.4)	(4.0)
Premium on early debt retirement	—	(116.1)
Issuance of ordinary shares	—	0.2
Repurchase of ordinary shares	(265.0)	(58.2)
Cash dividends	(52.8)	(46.0)
Other financing, net	(7.5)	4.7
Net cash (for) financing activities	(362.2)	(2,448.5)
Effect of exchange rate changes on cash and cash equivalents	(15.5)	19.7
Net increase (decrease) in cash and cash equivalents	(152.2)	138.5
Cash and cash equivalents, beginning of period	678.7	622.3
Cash and cash equivalents, end of period	$526.5	$760.8

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2018
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,186.4	$36.2	$0.26
Adjustments:
Amortization expense related primarily to acquired intangible assets		$86.5	$0.62
Acquisition-related charges and contingent consideration adjustments		53.2	0.38
Losses on investment securities		6.3	0.05
Restructuring charges and other termination benefits		3.7	0.03
Impairment charges		1.7	0.01
Change in financial assets		(0.6)	—
Non-GAAP tax adjustments*		(18.1)	(0.13)
Adjusted		$168.9	$1.22

Diluted weighted average shares outstanding
Reported			138.7

*The non-GAAP tax adjustments are due primarily to $(18.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 1, 2017
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,237.9	$(69.6)	$(0.49)
Adjustments:
Loss on early debt extinguishment		$135.2	$0.94
Amortization expense primarily related to acquired intangible assets		88.7	0.63
Change in financial assets		38.7	0.27
Impairment charges		27.4	0.19
Restructuring charges and other termination benefits		12.1	0.08
Loss on hedges related to the extinguishment of debt		5.9	0.04
Acquisition-related charges and contingent consideration adjustments		(0.6)	—
Gain on divestitures		(0.9)	(0.01)
Unusual litigation		(8.8)	(0.06)
Non-GAAP tax adjustments*		(52.9)	(0.37)
Adjusted		$175.2	$1.22

Diluted weighted average shares outstanding
Reported			143.3
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.3
Adjusted			143.6

*The non-GAAP tax adjustments include the following: (1) a $(44.3) million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (2) $(41.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (3) $(5.6) million of tax adjustments related to the divestiture of the Tysabri® royalty stream; and (4) $38.1 net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures.

**In the period of a reported net loss, diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2018			July 1, 2017
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$596.8	$195.3	$57.4	$604.9	$203.8	$104.2
Adjustments:
Amortization expense related primarily to acquired intangible assets		$10.6	$15.3		$12.1	$17.0
Impairment charges		—	0.6		—	4.1
Restructuring charges and other termination benefits		—	—		—	4.3
Acquisition-related charges and contingent consideration adjustments		—	48.5		—	(2.6)
Adjusted		$205.9	$121.8		$215.9	$127.0
As a % of reported net sales		34.5%	20.4%		35.7%	21.0%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2018			July 1, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$381.0	$181.2	$5.6	$376.5	$174.0	$3.9
Adjustments:
Amortization expense related primarily to acquired intangible assets		$22.0	$50.7		$20.8	$48.9
Impairment charges		—	1.0		—	3.7
Unusual litigation		—	—		—	(8.8)
Restructuring charges and other termination benefits		—	0.5		—	6.6
Acquisition-related charges and contingent consideration adjustments		—	—		—	0.6
Adjusted		$203.2	$57.8		$194.8	$54.9
As a % of reported net sales		53.3%	15.2%		51.7%	14.6%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2018			July 1, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$208.6	$94.5	$56.9	$240.4	$119.1	$69.3
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.3	$20.6		$22.3	$22.4
Gain on divestitures		—	—		—	(1.1)
Restructuring charges and other termination benefits		—	—		—	0.2
Impairment charges		—	—		—	19.6
Acquisition-related charges and contingent consideration adjustments		—	4.7		—	1.4
Adjusted		$114.8	$82.2		$141.4	$111.8
As a % of reported net sales		55.1%	39.4%		58.8%	46.5%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2018			July 1, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$782.4	$375.7	$20.4	$751.5	$343.5	$4.2
Adjustments:
Amortization expense primarily related to acquired intangible assets		$44.8	$103.4		$41.0	$95.8
Impairment charges		—	1.1		—	4.8
Restructuring charges and other termination benefits		—	1.1		—	9.5
Unusual litigation		—	—		—	(8.8)
Operating results attributable to held-for-sale business*		—	—		0.4	0.4
Acquisition-related charges and contingent consideration adjustments		—	—		—	0.5
Adjusted		$420.5	$126.0		$384.9	$106.4
As a % of reported net sales		53.8%	16.1%		51.2%	14.2%

* Held-for-sale business includes the European sports brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2018			July 1, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$422.6	$192.3	$118.7	$457.8	$215.4	$157.5
Adjustments:
Amortization expense primarily related to acquired intangible assets		$40.9	$41.1		$44.3	$44.6
Gain on divestitures		—	(1.3)		—	(22.9)
Restructuring charges and other termination benefits		—	0.3		—	5.8
Impairment charges		—	—		—	30.7
Acquisition-related charges and contingent consideration adjustments		—	8.8		(0.1)	(14.8)
Adjusted		$233.2	$167.6		$259.6	$200.9
As a % of reported net sales		55.2%	39.7%		56.7%	43.9%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2018	July 1, 2017	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,186.4	$1,237.9	(4.2)%	(1.5)%	(5.7)%
CHCA	$596.8	$604.9	(1.3)%	0.1%	(1.2)%
CHCI	$381.0	$376.5	1.2%	(5.3)%	(4.1)%
RX	$208.6	$240.4	(13.2)%	—%	(13.2)%

CHCI	$381.0	$376.5
Less: Belgium distribution and Russian business net sales	—	(7.3)
	$381.0	$369.2	3.2%	(5.4)%	(2.2)%

	Six Months Ended
	June 30, 2018	July 1, 2017	Total Change	FX Change	Constant Currency Change
CHCI	$782.4	$751.5
Less: Belgium distribution and Russian business net sales	—	(29.0)
	$782.4	$722.5	8.3%	(8.8)%	(0.5)%

CHCA	$1,198.4	$1,187.6	0.9%	—%	0.9%

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2018 CONSOLIDATED GUIDANCE(1)
(unaudited)
	Full Year
	2018 EPS Guidance(2)
Reported	$2.11 - $2.31
Amortization expense related primarily to acquired intangible assets	2.48
Acquisition-related charges and contingent consideration adjustments	0.41
Losses on investment securities	0.08
Restructuring charges and other termination benefits	0.07
Change in financial assets	0.06
Impairment charges	0.01
Gain on divestitures	(0.01)
Tax effect of non-GAAP adjustments	(0.46)
Adjusted	$4.75 - $4.95

Consolidated Operating Income
Reported	Approx. $548 - $578 million
Amortization expense related primarily to acquired intangible assets	344
Acquisition-related charges and contingent consideration adjustments	57
Restructuring charges and other termination benefits	10
Impairment charges	2
Gain on divestitures	(1)
Adjusted	Approx. $960 - $990 million

Effective Tax Rate	Tax expense (in millions)	Pre-tax income (in millions)	Effective Tax Rate
Reported	$106	$429	Approx. 25.0%
Non-GAAP adjustments	64	431
Adjusted	$170	$860	Approx. 20.0%

(1) Guidance tables include Q1-Q2 actual results for all reconciling line items, plus estimated amortization expense and the corresponding tax effect for Q3-Q4.
(2) Guidance excludes any impact related to the Royalty Pharma contingent milestone payments.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

QTD Consolidated net sales excluding Belgium distribution, Russian business, API net sales and Fx
Q2 2018 consolidated net sales	$1,186.4

Q2 2017 consolidated net sales	$1,237.9
Less: Fx	19.0
Less: Belgium distribution and Russian business net sales	(7.3)
Less: API net sales	(16.1)
QTD Consolidated net sales excluding Belgium distribution, Russian business, API net sales and Fx	$1,233.5

Total organic change on a constant currency basis	(4.0)%

Three Months Ended
June 30, 2018
Consumer-facing business	$596.8
CHCA net sales	381.0
CHCI net sales	$977.8

Consolidated net sales	$1,186.4
82.4%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	June 30, 2018	July 1, 2017	Total Change
Consolidated adjusted net income	$168.9	$175.2	(3.6)%
Consolidated adjusted EPS	1.22	1.22	—%

Adjusted operating income
CHCA	$121.8	$127.0	(4.1)%
CHCI	57.8	54.9	5.3%
RX	82.2	111.8	(26.5)%

Adjusted operating margin
CHCA	20.4%	21.0%	(60) bps
CHCI	15.2%	14.6%	60 bps
RX	39.4%	46.5%	(710) bps

Adjusted gross profit
CHCA	$205.9	$215.9	(4.6)%
CHCI	203.2	194.8	4.3%
RX	114.8	141.4	(18.8)%

Adjusted gross margin
CHCA	34.5%	35.7%	(120) bps
CHCI	53.3%	51.7%	160 bps
RX	55.1%	58.8%	(370) bps

	Six Months Ended
	June 30, 2018	July 1, 2017	Total Change
Adjusted operating margin
CHCA	20.9%	20.6%	30	bps
CHCI	16.1%	14.2%	190	bps
RX	39.7%	43.9%	(420	) bps